                                                                     EXHIBIT 4.1


                    CERTIFICATE OF DESIGNATION, PREFERENCES
                    ---------------------------------------

               AND RIGHTS OF SERIES B 11% CONVERTIBLE REDEEMABLE
               -------------------------------------------------

                                PREFERRED STOCK
                                ---------------

                                      -OF-

                            CREDIT DEPOT CORPORATION

                 CREDIT DEPOT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), by its President and Secretary, does hereby certify that, pursuant to authority conferred upon the Board of Directors by Paragraph 4.2 of Article Fourth of the Certificate of Incorporation, as amended, of the Company, authorizing a class of 2,000,000 shares of preferred stock of the Company and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, as amended, the Board of Directors of the Company, at meetings duly held on April 4, 1997 and April 18, 1997, has duly adopted resolutions providing for the issuance out of such class of a series of up to 60,000 shares of Series B 11% Convertible Redeemable Preferred Stock at an issuance price of $100 per share (the "Stated Value") and setting forth the voting powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, which resolution is as follows:
                 RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, there be, and hereby is, created out of the class of 2,000,000 shares of preferred stock of the Company authorized in Paragraph 4.2 of Article Fourth of its Certificate of Incorporation, as amended, a series of preferred stock of the Company with the following voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

                 1. Designation and Number of Shares. 60,000 shares of preferred stock are hereby designated as Series B 11% Convertible Redeemable Preferred Stock (the "Preferred Stock").

                2.       Dividends.

                          (A)  Each issued and outstanding share of Preferred
Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends at the annual rate of 11% ($11) per annum per share of Preferred Stock, subject to adjustment as hereinafter set forth, for the quarterly period (or, in the case of the first dividend period, the period commencing on the date of issuance) ending on the date immediately preceding the Dividend Payment Date payable quarterly on each January 2, April 1, July 1 and October 1 (the "Dividend Payment Date"), commencing on the date of issuance (the "Issuance Date"), to holders of record on December 15, March 15, June 15 and September 15 ("Dividend Record Date"). During the period from the Issuance Date to July 1, 1998 (the "Initial Period"), dividends per share shall be payable, at the Company's option, either (i) in cash or (ii) in shares of Preferred Stock convertible, for the amount of the dividend payable per share, into shares of Common Stock of the Company, par value $.001 ("Common Stock"), at a rate (the "Dividend Rate") equal to the lower of (a) the Conversion Price (as hereinafter defined) per share or (b) the average closing bid price of the Common Stock, as reported on the Nasdaq SmallCap Market, or, if the Company's Common Stock is not listed thereon, such other market on which the Common Stock is then listed for trading ("Nasdaq"), for the period of twenty (20) consecutive trading days ending five (5) days prior to the Dividend Record Date (the "Market Price"). Thereafter, dividends





                                      -2-
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are payable in cash.  In the event that the Company does not pay dividends in cash at any time after the Initial Period, the Company shall pay dividends in shares of Preferred Stock as set forth above except that the Dividend Rate shall equal 80% of the lesser of the Conversion Price or the Market Price. Commencing April 1, 2000, the dividend payable shall increase at a rate of 2% per quarter, up to a maximum dividend of 24% per annum or the maximum rate permitted by law, whichever is less.

                          (B)     Dividends shall accrue from the date of
issuance and shall accrue from day to day, whether or not earned or declared. Dividends shall be paid on the Preferred Stock only when, as and if declared by the Board of Directors, out of funds legally available therefor. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly period, at the annual rate specified above (subject to adjustment as herein provided), shall not have been paid or declared and a sum sufficient for payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or set apart for any equity securities of the Company which is junior to the Preferred Stock. Any accumulation of dividends on the Preferred Stock shall not bear interest.

                          (C)     Unless full cumulative dividends on the
Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any equity security of the Company which is junior to the Preferred Stock, and (ii) no shares of any equity security which is junior to the Preferred Stock of the





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Company shall be purchased, redeemed, or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

                          (D)     As set forth in the Company's Certificate of
Incorporation, as amended, the par value of the Preferred Stock is $.001 per share.

                          (E)     If any dividend previously due on the
Preferred Stock has not been paid in full, then no dividends shall be paid or declared upon any shares of any class or series of stock of the Company ranking on a parity with the Preferred Stock in the payment of dividends for any period unless a like proportionate dividend for the current period, ratably in proportion to the respective annual dividend rates fixed thereupon, shall be paid upon or declared for the Preferred Stock then issued and outstanding.

                          (F)     In the event of a split or subdivision of the
outstanding shares of Preferred Stock, or the combination or the outstanding shares of Preferred Stock, as the case may be, the dividends provided for in this Section 2 shall automatically and without any further action be decreased, in the case of a split or subdivision, or increased, in the case of a combination, in proportion to the increase or decrease in the number of shares of Preferred Stock outstanding immediately before such split, subdivision or combination.
                 3.       Redemption.

                          (A)     The Company may, at the option of the Board
of Directors, at any time or from time to time, commencing thirty (30) days after the registration statement with the United States Securities and Exchange Commission (the "SEC"), as provided in Paragraph 7 of the Stock Purchase Agreement, registering the shares of Common Stock underlying the Preferred Stock (the





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

"Registration Statement") is declared effective under the Act, redeem the whole or any part of the then outstanding shares of the Preferred Stock upon not less than thirty (30) and not more than forty-five (45) days prior written notice (the "Redemption Notice"), at a redemption price of $.01 per share payable in cash, subject to appropriate adjustment in the event of a stock split or subdivision or a stock combination of the Common Stock, plus accrued and unpaid dividends through the date of redemption (collectively, the "Redemption Price"), except to the extent restricted by applicable law, provided that i) the Common Stock underlying the Preferred Stock shall have been registered under the Securities Act of 1933, as amended (the "Act"), as provided for in Paragraph 7 of the Preferred Stock Purchase Agreement, dated April 21, 1997 (the "Stock Purchase Agreement"), among the Company, Taglich Brothers, D'Amadeo, Wagner & Company, Incorporated (the "Placement Agent") and the holders of the Preferred Stock, and such registration shall be currently effective, and ii) the average of the closing bid price of the Common Stock as reported by Nasdaq shall, for twenty (20) out of thirty (30) consecutive trading days ending within ten (10) days of the date of the Redemption Notice, equal or exceed 200% of the then current Conversion Price.

                          (B)     The Company shall have the right at any time
after 913 days from the final closing date (the "Final Closing") of the private placement of the Preferred Stock pursuant to a Confidential Placement Memorandum, dated March 24, 1997, as amended (the "Private Placement"), to redeem for cash all of the outstanding shares of Preferred Stock (including all shares as issued as dividends) for the Stated Value per share (the "Purchase Price"). All accrued and unpaid dividends shall be paid in cash.





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                          (C)     In case of any redemption of only a part of
the Preferred Stock at the time outstanding, the Company shall effect such redemption ratably among the holders of the Preferred Stock in proportion to the aggregate number of shares held by each holder of Preferred Stock.

                          (D)     The Redemption Notice shall be mailed by
overnight courier to each holder of record of such shares (at the close of business on the business day next preceding the day on which notice is given) at the address for such holder shown on the Company's records, at least 30 days but not more than 45 days prior to the date fixed for redemption (the "Redemption Date"); provided, however, that neither the failure to so send any such notice nor any defects contained in any such notice shall affect the validity of the proceedings for the redemption of any of the shares of Preferred Stock to be redeemed with respect to the holders of which proper notice was given. The Redemption Notice shall notify each such holder of the Preferred Stock subject to redemption to be effected, specifying the Redemption Date, the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as discussed in Section 6 below) as to such shares terminate and calling upon such holder to surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates so redeemed. Upon sending the Redemption Notice, the Company shall become obligated to redeem at the time of redemption specified therein all shares specified therein. In case less than all of the shares of Preferred Stock represented by any certificate are redeemed pursuant to this Section 3, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.





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                          (E)     From and after the close of business on the
Redemption Date, the shares called for redemption shall no longer be deemed outstanding, the right to thereafter receive dividends thereon shall cease to accrue, and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after such Redemption Date, cease and terminate, excepting only the right of the holders thereof to receive the Redemption Price therefor, without interest and such shares shall not thereafter be transferred on the books of the Company or deemed to be outstanding for any purpose whatsoever. Three days prior to any Redemption Date, the Company shall deposit the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted with the transfer agent for the Preferred Stock or if no transfer agent shall have been appointed or shall be in existence, with a bank or trust corporation (the "Paying Agent") as a trust fund for the benefit of the respective holders of the shares of Preferred Stock designated for redemption and not yet redeemed or converted, with irrevocable instructions and authority to the Paying Agent to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon surrender of such holders' share certificate or certificate representing its shares so redeemed. Any monies deposited by the Company pursuant to this paragraph for the redemption of shares of Preferred Stock which are thereafter converted into Common Stock pursuant to Section 6 hereof, no later than the close of business on the day preceding the Redemption Date shall be returned to the Company forthwith upon conversion. Any moneys set aside by the Company for a redemption and unclaimed at the end of six years from such Redemption Date shall revert to the general funds of the Company, provided that a shareholder to which such monies would be payable hereunder shall be entitled upon proof of its





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ownership of shares of Preferred Stock to receive the Redemption Price (without interest). Any interest accrued on funds so deposited shall be paid to the Company from time to time.

                          (F)     Unless provision has been made for payment in
full of dividends on all shares of the Preferred Stock for all past dividend periods and the current period, no sum shall be set aside for the redemption of any shares of the Preferred Stock, nor shall any shares of capital stock, including the Preferred Stock, be purchased or otherwise acquired by the Company, other than pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock or unless all outstanding shares of Preferred Stock are simultaneously redeemed.

                 4.       Liquidation.

                 Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Common Stock or any other security junior to the Preferred Stock in respect of distributions upon Liquidation out of the assets of the Company legally available for distribution to its stockholders, an amount in cash equal to the greater of i) Stated Value per share (subject to adjustment if the Preferred Stock has been adjusted pursuant to Paragraph 2(F) hereof) or ii) the amount that would have been paid to the holders of the Preferred Stock had the Preferred Stock been converted into shares of Common Stock immediately prior to such an event (the "Liquidation Preference"), plus accrued and unpaid dividends on each such share on the date fixed for the distribution of assets of the Company. If, upon such Liquidation,





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the assets of the Company available for distribution to the holders of
Preferred Stock and any other series of preferred stock then outstanding ranking on parity with the Preferred Stock upon liquidation ("Parity Stock") shall be insufficient to permit payment in full to the holders of the Preferred Stock and Parity Stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Stock then outstanding shall be distributed ratably among the holders of the Preferred Stock and Parity Stock based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Preferred Stock and of such Parity Stock, if any. A merger or consolidation shall be considered a Liquidation except in the event that in such a transaction, the holders of the Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Preferred Stock and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter. Notwithstanding Section 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Preferred Stock.

                 5.       Priority.

                          (A)     So long as any shares of Preferred Stock
shall be outstanding, no dividends, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock of the Company or any other security junior to the Preferred Stock as to dividend rights, unless all dividends on the Preferred Stock for all past quarterly dividend periods and the full dividends for the then current quarterly period shall have been paid or declared and duly provided for. The provisions of this
Section 5 shall not, however, apply to a dividend payable in





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Common Stock or any other security of the Company junior to the Preferred
Stock. If any dividend previously due on the Preferred Stock has not been paid in full, then no dividends shall be paid or declared upon any shares of any class or series of stock of the Company ranking on a parity with the Preferred Stock in the payment of dividends for any period unless a like proportionate dividend for the current period, ratably in proportion to the respective annual dividend rates fixed thereupon, shall be paid upon or declared for the Preferred Stock then issued and outstanding.

                          (B)     The Company may issue, in the future, without
the consent of holders of the Preferred Stock, other series of preferred stock which rank on parity with or junior to the Preferred Stock as to dividend and/or liquidation rights. In accordance with Paragraph 7(C) hereof, the consent of the holders of two-thirds of the outstanding shares of the Preferred Stock is required for the issuance of any series of preferred stock which is senior as to dividend and/or liquidation rights to the Preferred Stock.

                 6.       Conversion Rights.

                          Each holder of record of shares of the Preferred
Stock shall have the right to convert all or any part of such holder's share of Preferred Stock into Common Stock as follows:

                          (A)     Each  share of the Preferred Stock shall be
convertible, at the option of the respective holders thereof, at any time after the Issuance Date and prior to redemption, at the office of any transfer agent for the Preferred Stock, or if there is none, then at the office of the transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, into fully paid and non-assessable shares of Common Stock of the Company into that number of shares of Common Stock equal to the Stated Value divided by the conversion





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price (the "Conversion Price") in effect at the time of conversion, determined as hereinafter provided. The Conversion Price shall initially be $2.50, subject to reduction by the Company during a 60 day period following the commencement of the Private Placement, which reduction shall apply retroactively to shares of Preferred Stock purchased prior to the date of such reduction. The right to convert the Preferred Stock called for redemption shall terminate at the close of business on the last business day prior to the date fixed for redemption, unless default is made in payment of the Redemption Price. Dividends accrued and payable at the time of Conversion shall be paid, at the Company's option, either i) in cash or ii) in such number of shares of Common Stock equal to the quotient resulting from dividing the amount of any unpaid and accrued dividends by the lesser of the Conversion Price or the average closing bid price of the Common Stock, as reported on Nasdaq, for the period of twenty (20) consecutive trading days ending five (5) days prior to the conversion date.

                          (B)     Each conversion of shares of the Preferred
Stock shall be effected by the surrender of the certificate or certificates ("Certificates") representing the shares to be converted, duly endorsed, at the office of any transfer agent for the Preferred Stock, and if there is no such transfer agent at the office of any transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, at any time during its usual business hours, together with written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by the Certificate(s), which notice ("Notice of Conversion") shall also specify the name or names (with addresses) and denominations in which the Certificate(s) representing the Common Stock issuable upon conversion shall be issued and shall





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include instructions for delivery thereof.  The Notice of Conversion may be sent by first-class mail, postage prepaid, or telecopied to the Corporation, provided that the original Notice of Conversion and the Certificate(s) are delivered to the Corporation by express courier within 72 hours. Such conversion shall be deemed to have been effected as of the close of business on the date on which (i) the Certificate(s) has been surrendered and the Notice of Conversion has been received or (ii) the Notice of Conversion has been received by the Corporation via first-class mail or telecopier (provided that if by telecopier, the Certificate(s) have been received within 72 hours), and, at such time, the rights of the holder of such shares (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names the Certificate(s) for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall advise the holders of the Preferred Stock of the name and location of the transfer agent to which the shares of the Preferred Stock shall be submitted for conversion and from time to time thereafter advise such holders of any change in such name and/or location. The Corporation will transmit the Common Stock certificates issuable upon conversion of the Preferred Stock and a certificate representing the balance of the Preferred Stock, if any, to such holder via express courier within three (3) business days after the date of conversion.

                          (C)     All Common Stock which may be issued upon
conversion of the Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof. At all times that any shares of Preferred Stock are outstanding, the Corporation shall have authorized and shall have reserved for





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the purpose of issuance upon such conversion into Common Stock of all Preferred
Stock, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of the Preferred Stock shall be proportionately increased.

                          (D)     The Conversion Price shall be subject to
adjustment from time to time as follows:

                              (i) (a)     The Conversion Price of the Preferred
Stock shall be adjusted to a price equal to the weighted average of the price or prices of any shares of Common Stock issued by the Company (the "Weighted Average Price"), other than "Excluded Securities" (as defined below), on a cumulative basis, sold by the Company on or after the date hereof; provided that there shall be no adjustment for any Common Stock issued on or after April 16, 1998. The Weighted Average Price shall be computed by dividing (A) the sum of the product of (i) the sales price of each such issuance of Common
Stock and (ii) the number of shares of Common Stock in each such issuance by
(B) the aggregate number of shares of such Common Stock issued; provided however that no price adjustment which increases the conversion price from the conversion price in effect immediately prior to such adjustment shall be effective as to any holder until 20 days after written notice thereof has been furnished to the holder. The provisions of this subsection shall not apply retroactively to any Preferred Stock which has been converted prior to the date of the





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adjustment.  No adjustment shall be made hereunder until an aggregate of 34,000 shares of Common Stock (other than Excluded Securities) shall have been issued by the Company after the date hereof.

                                        (b)     In no event shall the
Conversion Price be increased above the initial Conversion Price, as otherwise adjusted pursuant to this Section 6.

                                        (c)     Upon each adjustment of the
Conversion Price pursuant to this subsection 6(D), the total number of shares of Common Stock purchasable upon the conversion of each share of Preferred Stock shall be such number of shares (calculated to the nearest one-hundredth and pursuant to the terms of subsection 6(G); provided, however, that in no event shall the Conversion Price increase as a result of such rounding calculation) purchasable at the Conversion Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

                                        (d)     No adjustment in the Conversion
Price or the number of shares of Common Stock into which a share of Preferred Stock may be converted shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (d)) would require an increase or decrease of at least 5% in the number of shares of Common Stock into which each share of the Preferred Stock is then convertible, provided, however, that any adjustments which are not required to be made by reason of this paragraph (d) shall be carried forward and taken into account in any subsequent adjustment. All calculations and adjustments shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.





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                                        (e)      After each adjustment of the
Conversion Price the Company shall promptly prepare a certificate signed by its President or Chief Financial Officer and a Secretary or Assistant Secretary setting forth the Conversion Price, as so adjusted; the number of shares of Common Stock into which the Preferred Stock may be converted, and a statement of the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent, if any, for the Preferred Stock, and the Company shall cause such a copy of statement to be sent by ordinary first class mail to each holder of Preferred Stock.

                                        (f)     In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                        (g)     In the case of the issuance of
the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                                        (h)     In the case of the issuance
after the Issuance Date of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(D)(i) and subsection 6(D)(ii):

                                        (1)     The aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  exercise (assuming the satisfaction





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

                                  of any conditions to exercisability,
                                  including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration (determined in the manner provided in subsections 6(D)(i)(f) and 6(D)(i)(g)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2)     The aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the





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

                                  Corporation for any such securities and
                                  related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(D)(i)(f) and 6(D)
                                  (i)(g)).

                                        (3)     In the event of any change in
                                  the number of shares of Common Stock
                                  deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this subsection 6(D)), the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.





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

                                        (4)      Upon the expiration of any
                                  such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                        (5)      The number of shares of Common
                                  Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 6(D)(i)(h)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 6(D)(i)(h)(3) or (4).

                                        (6)      Notwithstanding the provisions
                                  of subsections 6(D)(i)(h)(1)- (5) above, in the event that on or after the date hereof the Company issues any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, if the conversion or exercise price is not then determinable or is based on future events, such shares of Common
                                  Stock shall not be deemed to be
                                  issued until the price is
                                  determinable or such event has
                                  occurred and the conversion or
                                  exercise price shall be subject to
                                  adjustment pursuant to subsection
                                  6(D)(i) above as a result of any
                                  such issuance occurring prior to
                                  April 16, 1998 at the time of such
                                  determination or the occurrence of
                                  such event even if the price is
                                  determined or such event occurs
                                  after such date.

                                  (ii)      The following issuances of Common
Stock ("Excluded Securities") shall be excluded from the adjustments set forth in this Section 6(D):

                                        (a)     shares of capital stock issued
pursuant to a stock dividend or a stock split or other subdivision or recombination of shares;

                                        (b)     Common Stock issued upon
exercise of any warrants, options or other securities outstanding at the date hereof;

                                        (c)     securities issued by the
Corporation in an underwritten public offering at not less than 87.5% of the then effective Conversion Price;

                                        (d)     securities issued pursuant to
the direct or indirect bona fide acquisition by the Corporation of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

                                        (e)     securities issued upon
exercise, conversion or exchange of capital stock, rights, options or subscription calls, warrants or other securities;

                                        (f)     Common Stock or options to
purchase Common Stock issued to officers, directors or employees of or consultants to the Corporation pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options; and

                                        (g)     securities issued in connection
with bona fide loans or warehouse facilities with banks, trust companies or other financial institutions regularly engaged in the business of making commercial loans.

                                  (iii)    In case the Company shall (a) issue
Common Stock as a dividend or distribution on any class of the capital stock of the Company, (b) split or otherwise subdivide its outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (except in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company as set forth in paragraph 6(D)(v) below) any shares of the capital stock of the Company, any shares of the capital stock of the Company, the Conversion Price in effect on the record date for any stock dividend or the effective date of any such other event shall be increased (or decreased in the case of a reverse stock split) so that the holder of each share of the Preferred Stock shall thereafter be entitled to receive, upon the conversion of such share, the number of shares of Common Stock or other capital stock which it would own or be entitled to receive immediately after the happening of any of the events mentioned above had such share of the Preferred Stock been converted immediately prior to the close of business on such record date or effective date. The adjustments herein provided shall become effective immediately following the record date for any such stock dividend or the effective date of any such other events. There shall be no reduction in the Conversion Price in the event that the Corporation pays a cash dividend.

                                  (iv)     In case of any  reclassification or
similar change of outstanding shares of Common Stock of the Company, or in case of the consolidation or merger of the Company with another corporation, or the conveyance of all or substantially all of the assets of the Company in a transaction in which holders of the Common Stock receive shares of stock or other property including cash, each share of the Preferred Stock shall, after such event and subject to the other rights of the Preferred Stock as set forth elsewhere herein, be convertible only into the number of shares of stock or other securities or property, including cash, to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such shares of the Preferred Stock would have been entitled upon such reclassification, change, consolidation, merger or conveyance had such share been converted immediately prior to the effective date of such event.

                                  (v)      In the event of a merger,
consolidation or sale of all or substantially all of the assets of the Company or other change of control transaction (collectively, a "Change of Control Transaction"), the holders of the Preferred Stock shall have a right to convert such Preferred Stock into shares of Common Stock immediately prior to the Change of Control Transaction at a Conversion Price equal to the lesser of
(i) the Conversion Price or (ii) the price per share of the Common Stock Pursuant to such Change of Control Transaction.

                          (E)     If the Company does not file a registration
statement with the United States Securities and Exchange Commission (the "SEC") pursuant to the Act (the "Registration Statement"), as provided in Paragraph 7 of the Stock Purchase Agreement, to register the shares of Common Stock underlying the Preferred Stock within the 180 day period following the Final

Closing and such Registration Statement is not declared effective by the SEC within 270 days after the Final Closing, the Conversion Price shall be reduced at a rate of 2% per month, or any part thereof, up to a maximum reduction of 24%, until the Registration Statement is filed and/or declared effective, as applicable.

                          (F)     The Company shall at all times reserve and
keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Preferred Stock from time to time outstanding. The Company shall from time to time in accordance with Delaware law take all steps necessary to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Preferred Stock.

                          (G)     (i)      No fractional shares or scrip
representing fractional shares of Common Stock shall be issued upon the conversion of the Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in subparagraph (ii) of this Paragraph 6(G) of the Common Stock on the day of conversion.

                                  (ii)     For the purposes of any computation
under the preceding paragraph of this Paragraph 6(G), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive full business days commencing 45 business days before the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

                          (H)     The Company will pay any taxes that may be
payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Preferred Stock. However, the Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                          (I)     The Company will not, by amendment of its
Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                          (J)     No shares of Preferred Stock which have been
converted to Common Stock shall be reissued by the Company, provided, however, that any such share, upon being converted and cancelled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series, rights or preferences and may thereafter be issued as a share of preferred stock not designated as Preferred Stock.

                 7.       Voting Rights.

                 The holders of the Preferred Stock shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware and except as follows:

                          (A)     In the event that Dividends are not paid in
cash on July 1, 1998 or at any subsequent Dividend Payment Date, as set forth in Section 2, the holders of the Preferred Stock shall thereafter be entitled to vote together with the holders of the Common Stock on all matters presented to the holders of the Common Stock. In such event, each share of Preferred Stock shall have a number of votes equal to the number of votes entitled to the shares of Common Stock underlying each share of Preferred Stock on the applicable record date for a meeting of the stockholders.

                          (B)     For so long as at least one-half or more of
the shares of Preferred Stock remain issued and outstanding (the "Threshold"), the Placement Agent shall have the right to nominate one person to serve as a member of the Board of Directors and the Company shall use its best efforts to cause the election of such person in all meetings of shareholders thereafter until the Threshold is no longer met.

                          (C)     In the event that the holders of the
Preferred Stock are required to vote as a class, the affirmative vote of holders of not less than two-thirds of the outstanding shares of Preferred Stock shall be required to approve each such matter to be voted upon and if any matter is approved by such requisite percentage of holders of Preferred Stock, such matter shall bind all holders of Preferred Stock.

                          (D)     So long as any shares of the Preferred Stock
remain outstanding, the consent of the holders of a two-thirds of the then outstanding Preferred Stock, voting as one class, together with any other series of preferred stock then entitled to vote on such matter, regardless of series, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock of the Company which is senior as to liquidation and/or dividend rights to the Preferred Stock.

                          (E)     So long as any shares of the Preferred Stock
remain outstanding, the consent of two-thirds of the holders of the then outstanding Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Designation, Preferences and Rights or the Certificate of Incorporation of the Company, as amended, in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Preferred Stock so as to adversely affect the Preferred Stock.

                          (F)     Each share of the Preferred Stock shall
entitle the holder thereof to one vote on all matters to be voted on by the holders of the Preferred Stock, as set forth above.

                 8.       Miscellaneous.

                          (A)     All shares of the Preferred Stock redeemed,
purchased or otherwise acquired by the Company or surrendered to it for conversion into Common Stock as provided above shall be cancelled and shall not be restored to the status of authorized but unissued preferred stock.

                          (B)     There is no sinking fund with respect to
Preferred Stock.

                          (C)     The shares of the Preferred Stock shall not
have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, Preferences and Rights and in the Certificate of Incorporation of the Company, as amended.

                          (D)     The holders of the Preferred Stock shall be
entitled to receive all communications sent by the Company to the holders of the Common Stock.

                 IN WITNESS WHEREOF, Credit Depot Corporation has caused this Certificate to be signed by Gerald F. Sullivan, its President, on this 21st day of April, 1997, and such person hereby affirms under penalty of perjury that this Certificate is the act and deed of Credit Depot Corporation and that the facts stated herein are true and correct.

                                        CREDIT DEPOT CORPORATION


                                        By:
                                            ------------------------------------
                                            Gerald F. Sullivan, President

Attest:


-------------------------------------
Charles Farrahar, Assistant Secretary

State of GEORGIA    )
                    :  ss.:
County of Hall      )


                 On this ____ day of _____, 1997, before me, the undersigned, a Notary Public of the State of New York, personally appeared Gerald F. Sullivan, known to me to be the President of CREDIT DEPOT CORPORATION, the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of said corporation and acknowledged to me that such corporation executed the same pursuant to its By-Laws and a resolution of its Board of Directors.

    WITNESS my hand and official seal the day and year first above written.



                                ------------------------
                                      Notary Public